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                                                                     EXHIBIT 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Voice Powered Technology International, Inc.
Tarzana, California


We consent to the incorporation by reference to the Registration Statements on Form S-3 (SEC file number 33-73778) and Forms S-8 (SEC file numbers 33-58188 and 33-94502) of our report dated March 7, 1997 except for Notes 7(d), 16(d),
(e) and (f) as to which the date is May 29, 1997, with respect to the financial statements of Voice Powered Technology International, Inc. included in this Annual Report on Form 10-KSB for the year ended December 31, 1996.




                                           BDO SEIDMAN, LLP



June 9, 1997
Los Angeles, California